UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2020

TESSCO Technologies Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-33938	52-0729657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11126 McCormick Road, Hunt Valley, Maryland 21031

(Address of principal executive offices) (Zip Code)

(410) 229-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	TESS	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On December 17, 2020, TESSCO Technologies Incorporated (“TESSCO” or the “Company”) notified The Nasdaq Stock Market LLC (“Nasdaq”) that, as a result of the removal of a member of the Company’s Audit Committee (the “Audit Committee”) from the Board of Directors of the Company (the “Board”), effective as of December 11, 2020, and the resignation of another member of the Audit Committee on December 16, 2020, and after giving effect to certain committee appointments for the Newly Elected Directors (as defined below), the Audit Committee consists of only two members and not at least three members as required by Nasdaq Rule 5605(c)(2)(A); and that, as a result of the removal of one member effective as of December 11, 2020, and the resignation from the Board effective December 16, 2020 of another member of the Company’s Compensation Committee (the “Compensation Committee”), the Compensation Committee no longer consists of at least two members as required by Nasdaq Rule 5605(d)(5). Under Nasdaq Rules 5605(c)(4)(B) and 5605(d)(4), the Company has until the earlier of (i) the earlier of the Company’s next annual meeting of stockholders or December 11, 2021, or (ii) within 180 days of December 11, 2020 (if the Company’s next annual meeting of stockholders is held no later than 180 days following December 11, 2020), to cure these non-compliances. The Board intends to assess all committee assignments and cure the temporary non-compliances promptly.

The disclosure in Items 5.02 and Item 5.07 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 14, 2020, the Company’s proxy solicitor, Innisfree M&A Incorporated (“Innisfree”), reported the final tally of legally valid, unrevoked consents by TESSCO stockholders delivered to the Company on December 11, 2020, with respect to the consent solicitation (the “Barnhill Consent Solicitation”) by Robert B. Barnhill, Jr. and certain affiliates (the “Barnhill Group”).

Removal of Directors

Effective as of December 11, 2020, stockholders of the Company holding a majority of the Company’s common stock, par value $0.01 per share (the “Common Stock”), acted by consent in lieu of a stockholder meeting under Section 228 of the General Corporation Law of the State of Delaware (the “DGCL”) to remove John D. Beletic from the Board. Mr. Barnhill asserted that the removal of any director had the further effect of removing both Cathy-Ann Martine-Dolecki and Ronald D. McCray. The Company determined not to challenge the validity of Mr. Barnhill’s consents. As a result, John D. Beletic, Ms. Martine-Dolecki, and Mr. McCray were removed from the Board with immediate effect.

Election of Directors

Effective as of December 11, 2020, stockholders of the Company holding a majority of the Company’s Common Stock acted by consent in lieu of a stockholder meeting under Section 228 of the DGCL to elect J. Timothy Bryan and Kathleen McLean (together, the “Newly Elected Directors”) to the Board as directors. Biographical information for the Newly Elected Directors is included on Exhibit 99.1 attached hereto and incorporated herein by reference. The Board has since appointed Mr. Bryan to serve on the Audit Committee and Ms. McLean to serve on the Board’s Nominating and Governance Committee. The Board also made the affirmative determination that (i) each of Jay G. Baitler and Mr. Bryan qualifies as an “audit committee financial expert” as such term is defined under Item 407(d)(5) of Regulation S-K under the Securities Exchange Act of 1934, as amended, and (ii) Mr. Bryan and Ms. McLean do each qualify as an “independent director” within the meaning of such term as established by the rules applicable to corporations having shares trading on the Nasdaq.

Director Resignations

On December 16, 2020, Morton F. Zifferer, Jr. honored his commitment to resign from the Board upon the conclusion of the Barnhill Consent Solicitation and resigned from the Board, effective immediately. Mr. Zifferer’s resignation from the Board is not the result of any disagreement with the Company on any matter relating to its operations, policies or practices, but instead is a continuation of the Board’s ongoing evolution and refreshment process that is focused on identifying and appointing individuals with the right skills and experience necessary to build lasting Company value, as well as to increase diversity amongst the members of the Board.

The disclosure in Item 5.07 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective as of December 11, 2020, stockholders of the Company holding a majority of the Company’s Common Stock acted by consent in lieu of a stockholder meeting under Section 228 of the DGCL to (i) repeal any provision of the Sixth Amended and Restated By-Laws of the Company, as amended (the “Bylaws”), adopted after August 7, 2020 without the approval of stockholders; and (ii) repeal the Third Amendment to the Bylaws by amending Section 1.2 of the Bylaws to reduce the percentage of stockholders that may cause the Company to call a special meeting of stockholders to holders of 25% of the votes outstanding and entitled to vote at a special meeting (such amendment, the “Bylaw Amendment”). There were no provisions of the Bylaws adopted after August 7, 2020 without stockholder approval so Proposal No. 3 (as defined below) had no effect.

The description of the Bylaw Amendment is qualified in its entirety by reference to Exhibit 3.1 attached hereto, which is incorporated herein by reference. The disclosure in Item 5.07 of this Current Report on Form 8-K is also incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 14, 2020, the Company’s proxy solicitor, Innisfree, reported the final tally of legally valid, unrevoked consents by TESSCO stockholders delivered to the Company on December 11, 2020, with respect to the Barnhill Consent Solicitation. Under Section 228 of the DGCL, the Barnhill Proposals became effective if legally valid, unrevoked consents signed by the holders of a majority of the outstanding shares of the Company’s Common Stock entitled to vote at a meeting of stockholders, as of the close of business on the record date, October 13, 2020 (the “Record Date”), were delivered to the Company within 60 days of the earliest dated written consent delivered to the Company. The Barnhill Proposals provided for the removal of five members of the Board (“Proposal No. 1”), the election of the Barnhill Group’s four nominees to serve as directors of the Company (“Proposal No. 2”), the repeal of any post-August 7, 2020 amendments to the Bylaws (“Proposal No. 3”), and amending the Third Amendment to the Bylaws to make the percentage of votes required to request the calling of a special meeting 25% of the Common Stock outstanding (“Proposal No. 4”). As of the close of business on the Record Date, there were 8,760,562 shares of Common Stock outstanding.

Based on the tabulation of Innisfree, set forth below is the final tally of unrevoked consents delivered to the Company with respect to the Barnhill Proposals.

Proposal No. 1 – Removal of Directors. This proposal was not approved with respect to the removal of Messrs. Baitler, Gaffney, Shaughnessy, and Zifferer and was approved with respect to the removal of Mr. Beletic based on the following results from Innisfree. Mr. Barnhill asserted that the removal of any director had the further effect of removing both Cathy-Ann Martine-Dolecki and Ronald D. McCray. The Company determined not to challenge the validity of Mr. Barnhill’s consents. As a result, Mr. Beletic, Ms. Martine-Dolecki, and Mr. McCray were removed from the Board.

Director	Unrevoked Consents	Withhold	Abstain
John D. Beletic	5,959,391	3,755	1,555
Jay G. Baitler	4,250,152	1,712,994	1,555
Paul J. Gaffney	4,191,179	1,771,967	1,555
Dennis J. Shaughnessy*	4,191,179	1,771,967	1,555
Morton F. Zifferer, Jr.	4,191,179	1,771,967	1,555

*	Mr. Shaughnessy resigned from the Board, effective November 9, 2020. Thus, a consent in favor of Mr. Shaughnessy would only have the effect of consenting to removing Ms. Martine-Dolecki and Mr. McCray from the Board.

Proposal No. 2 – Election of Barnhill’s Nominees. This proposal was not approved with respect to the election of Ms. Boss and Mr. Diercksen and was approved with respect to the election of Mr. Bryan and Ms. McLean based on the following results from Innisfree.

Nominee	Unrevoked Consents	Withhold	Abstain
Emily Kellum (Kelly) Boss	4,251,363	1,711,783	1,555
J. Timothy Bryan	5,901,629	61,517	1,555
John W. Diercksen	4,192,390	1,770,756	1,555
Kathleen McLean	5,960,602	2,544	1,555

Proposal No. 3 – Repeal Bylaws adopted after August 7, 2020. This proposal was approved based on the following results from Innisfree.

Unrevoked Consents	Withhold	Abstain
5,956,237	3,755	4,055

Proposal No. 4 – Repeal Third Amendment to the Bylaws. This proposal was approved based on the following results from Innisfree.

Unrevoked Consents	Withhold	Abstain
5,955,891	3,755	5,055

Item 8.01 Other Events.

On December 14, 2020, the Company issued a press release (the “Press Release”) relating to the preliminary tally of the consents delivered pursuant to the Barnhill Consent Solicitation. A copy of the Press Release is filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

The disclosure in Item 5.07 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Fourth Amendment to the Sixth Amended and Restated By-Laws of TESSCO Technologies Incorporated.
99.1	Biographical Information for Newly Elected Directors
99.2	Press release of TESSCO Technologies Incorporated, dated December 14, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESSCO Technologies Incorporated

By:	/s/ Aric M. Spitulnik
Aric M. Spitulnik
Senior Vice President, Chief Financial Officer, and Corporate Secretary

Dated: December 17, 2020

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